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                                                                   Exhibit 99.39

                                                                [CONFORMED COPY]


               FOURTH AMENDED AND RESTATED JOINT FILING AGREEMENT


                  FOURTH AMENDED AND RESTATED JOINT FILING AGREEMENT, dated as of February 23, 1998, by and among Tele-Communications, Inc., a Delaware corporation, Barry Diller, Universal Studios, Inc., a Delaware corporation, The Seagram Company Ltd., a Canada corporation, BDTV INC., a Delaware corporation, BDTV II INC., a Delaware corporation, BDTV III INC., a Delaware corporation, and BDTV IV INC., a Delaware corporation.

                  WHEREAS, each of the parties hereto beneficially owns shares of common stock or options to purchase shares of common stock, or shares of Class B Common Stock or securities convertible into or exchangeable for common stock or Class B Common Stock (collectively, the "Company Securities") of USA Networks, Inc. (formerly HSN, Inc.), a Delaware corporation;

                  WHEREAS, the parties hereto constitute a "group" with respect to the beneficial ownership of the Company Securities for purposes of Rule 13d-1 and Schedule 13D promulgated by the Securities and Exchange Commission; and

                  WHEREAS, Tele-Communications, Inc., Barry Diller, BDTV INC., BDTV II INC. and BDTV III INC. have previously entered into the Third Amended and Restated Joint Filing Agreement, dated as of July 17, 1997, pursuant to which the parties thereto agreed to prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. The parties hereto shall prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company Securities (the "Reporting Group Schedule 13D"), and the Reporting Group Schedule 13D shall be filed on behalf of each of them.

                  2. Each party hereto shall be responsible for the timely filing of the Reporting Group Schedule 13D and any necessary amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

                  3. This Agreement shall continue unless terminated by any party hereto.

                  4. Stephen M. Brett, Pamela S. Seymon and Karen Randall shall be designated as the persons authorized to receive notices and communications with respect to the Reporting Group Schedule 13D and any amendments thereto.
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                  5. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       TELE-COMMUNICATIONS, INC.


                                       By: /s/ Stephen M. Brett
                                          --------------------------
                                       Name: Stephen M. Brett
                                       Title: Senior Vice President
                                              and General Counsel



                                       /s/ Barry Diller
                                       -----------------------------
                                       Barry Diller


                                       UNIVERSAL STUDIOS, INC.



                                       By: /s/ Brian C. Mulligan
                                          ---------------------------
                                       Name: Brian C. Mulligan
                                       Title: Senior Vice President


                                       THE SEAGRAM COMPANY LTD.



                                       By: /s/ Daniel R. Paladino
                                          ---------------------------
                                       Name: Daniel R. Paladino
                                       Title: Executive Vice President


                                       BDTV INC.


                                       By: /s/ Barry Diller
                                          ---------------------------
                                       Name: Barry Diller
                                       Title: President



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                                       BDTV II INC.


                                       By: /s/ Barry Diller
                                           ---------------------
                                       Name:  Barry Diller
                                       Title: President


                                       BDTV III INC.


                                       By: /s/ Barry Diller
                                           ---------------------
                                       Name:  Barry Diller
                                       Title: President


                                       BDTV IV INC.


                                       By: /s/ Barry Diller
                                           ---------------------
                                       Name:  Barry Diller
                                       Title: President



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